As filed with the Securities and Exchange Commission on June 29, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1741861 (I.R.S. Employer Identification Number)

3349 Highway 138, Building A, Suite E
Wall, NJ 07719

(Address of principal executive offices) (Zip code)

BIO-key International, Inc. Amended and Restated

2015 Equity Incentive Plan

(Full title of the plan)

Michael W. DePasquale

Chief Executive Officer

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(732) 359-1100

(Name and address and telephone number, including area code, of agent for service)

Copies requested to:

Copies requested to:

Vincent A. Vietti

Fox Rothschild LLP

997 Lenox Drive, Building 3

Lawrenceville, NJ 08648

(609) 896-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share	601,500 (1)	$3.985(2)	$2,396,977.50	$261.51

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split, stock dividend or other similar transaction while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock, as reported on the Nasdaq Stock Market on June 25, 2021.

EXPLANATORY NOTE

BIO-key International, Inc. (the “Registrant” or the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), to register an additional 601,500 shares of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), issuable pursuant to awards under the BIO-key International, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended Plan”). On June 16, 2016, the Company filed a registration statement on Form S-8 (File No. 333-212066) (the “Existing Form S-8”) to register 83,333 shares of Common Stock issuable pursuant to awards under the BIO-key International, Inc. 2015 Equity Incentive Plan (the “2015 Plan” and together with the “Amended Plan,” the “Plan”), and on September 12, 2019, the Company filed a registration statement on Form S-8 (File No. 333-233737) (the “Amended S-8”) to register an additional 104,167 shares of the Company’s Common Stock under the Plan, and such indeterminate number of shares of Common Stock as may become available under the Plan as a result of the adjustment provisions thereof.

Effective November 20, 2020, the Company amended its Certificate of Incorporation to effectuate a 1-for-8 reverse stock split of its outstanding shares of Common Stock. Accordingly, all share and per share amounts included herein have been adjusted to reflect this reverse stock split.

Pursuant to General Instruction E to Form S-8, the contents of the Existing Form S-8 and the Amended S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Existing Form S-8 are presented herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2020;

(b)	The Registrant’s definitive proxy statement for the Registrant’s annual meeting of stockholders’ held on June 18, 2021;

(c)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2021 (File No. 1-13463);

(d)	The Registrant’s current reports on Form 8-K filed with the Commission on March 9, 2021, March 25, 2021, May 14, 2021, and June 21, 2021.

(e)

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-13463) filed with the Commission on July 21, 2017 under Section 12(b) of the Exchange Act and including any amendments or reports filed for the purpose of updating that description.

In addition, all documents filed with the Commission by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the Commission.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
3.1	Certificate of Incorporation of BIO-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on January 5, 2005)
3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the current report on Form 8-K, filed with the SEC on January 5, 2005)
3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the definitive proxy statement, filed with the SEC on January 18, 2006)
3.4

Certificate of Amendment of Certificate of Incorporation of Bio-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed with the SEC on March 31, 2015)

3.5

Certificate of Elimination of BIO-key International, Inc. filed October 6, 2015 (incorporated by reference to Exhibit 3.5 to the registration statement on Form S-1 File No. 333-208747 filed with the SEC on December 23, 2015)

3.6

Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on November 2, 2015)

3.7

Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q, filed with the SEC on November 16, 2015)

3.8

Certificate of Amendment of Certificate of Incorporation of Bio-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on December 28, 2016)

3.9

Certificate of Amendment of Certificate of Incorporation of Bio-Key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on November 19, 2020)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the registration statement on Form SB-2, File No. 333-16451)
5.1	Opinion of Counsel Regarding Legality (filed herewith)
23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (filed herewith)
23.2	Consent of Counsel (included as part of Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
99.1	BIO-key International, Inc. Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed with the SEC on May 4, 2021)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on June 29, 2021.

BIO-KEY INTERNATIONAL, INC.
(Registrant)

By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael W. DePasquale, with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. DePasquale	Chairman and Chief Executive Officer	June 29, 2021
Michael W. DePasquale	(Principal Executive Officer)

/s/ Cecilia Welch	Chief Financial Officer	June 29, 2021
Cecilia Welch	(Principal Financial and Accounting Officer)

/s/ Robert J. Michel	Director	June 29, 2021
Robert J. Michel

/s/ Thomas E. Bush, III	Director	June 29, 2021
Thomas E. Bush, III

/s/ Thomas Gilley	Director	June 29, 2021
Thomas Gilley

/s/Wong Kwok Fong	Director	June 29, 2021
Wong Kwok Fong

/s/ Pieter Knook	Director	June 29, 2021
Pieter Knook

/s/ Emmanuel Alia	Director	June 29, 2021
Emmanuel Alia

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